Bank of Hawaii Corporation First Quarter 2020 Financial Results

•Diluted Earnings Per Share $0.87
•Net Income $34.7 Million
•Company Adopts CECL and Records $33.6 Million Provision
•Board of Directors Declares Dividend of $0.67 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 20, 2020) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.87 for the first quarter of 2020, a decrease from diluted earnings per share of $1.45 in the previous quarter and $1.43 in the same quarter last year. Net income for the first quarter of 2020 was $34.7 million compared with net income of $58.1 million in the fourth quarter of 2019 and $58.8 million in the first quarter of 2019. The decrease from the previous quarter is the result of an increased provision expense of $33.6 million compared with $4.8 million in the previous quarter and $3.0 million in the first quarter last year. The increase in the provision was related to changes in economic conditions driven by the impact of COVID-19 and considered the effect of significantly slower economic growth and higher unemployment in Hawaii partially offset by the benefits of government stimulus programs.

"We were pleased with our overall financial performance during the first quarter of 2020 despite the challenges related to COVID-19," said Peter S. Ho, Chairman, President, and CEO. “Our strong balance sheet includes a high-quality securities portfolio, good asset quality, high levels of liquidity, and a solid capital base that will allow us to provide the financial support to our customers and community needed to emerge from the COVID-19 crisis.”

The return on average assets for the first quarter of 2020 was 0.77 percent compared with 1.29 percent during the previous quarter and 1.38 percent in the same quarter last year. The return on average equity for the first quarter of 2020 was 10.64 percent compared with 17.84 percent in the fourth quarter of 2019 and 18.81 percent in the first quarter of 2019.

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Bank of Hawaii Corporation First Quarter 2020 Financial Results      Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2020 was $126.3 million, an increase of $2.1 million from $124.2 million in the fourth quarter of 2019 and up $0.5 million from $125.8 million in the first quarter of 2019. The net interest margin was 2.96 percent for the first quarter of 2020, up 1 basis point compared with 2.95 percent in the previous quarter and down 16 basis points from 3.12 percent in the first quarter last year. Analyses of the changes in net interest income are included in Tables 8a and 8b.

Results for the first quarter of 2020 included a provision for credit losses of $33.6 million. The provision under CECL is reflective of the Company’s credit risk profile and the future economic outlook and forecasts. Upon adoption of CECL, the Company recorded a $1.7 million decrease to the allowance for loan and lease losses on January 1, 2020 that reflected a generally stable asset quality and economic outlook. At that time, the COVID-19 pandemic was not yet estimated to have the significant impact that ultimately transpired in the latter half of the current quarter.

Noninterest income was $46.1 million in the first quarter of 2020, a decrease of $1.6 million compared with $47.7 million in the fourth quarter of 2019 and an increase of $2.4 million compared with $43.7 million in the first quarter of 2019. There were no significant items in noninterest income during the first quarter of 2020. Noninterest income in the fourth quarter of 2019 included a gain of $3.8 million related to the early buyout of a leveraged lease. Noninterest income in the first quarter of 2019 included a $1.4 million commission related to insurance products offered through a third-party administrator. Adjusted for significant items, the increase in noninterest income compared with the fourth quarter of 2019 and the first quarter last year was largely due to significant growth in customer derivative activity.

Noninterest expense was $96.3 million in the first quarter of 2020, an increase of $3.2 million compared with $93.1 million in the fourth quarter of 2019 and an increase of $3.2 million from $93.1 million in the same quarter last year. Noninterest expense in the first quarter of 2020 included seasonal payroll expenses of approximately $3.1 million and severance expenses of $4.7 million that were partially offset by the elimination of corporate incentive accruals. There were no significant items in noninterest expense during the fourth quarter of 2019. Noninterest expense in the first quarter of 2019 included seasonal payroll expenses of approximately $2.7 million. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The efficiency ratio during the first quarter of 2020 was 55.96 percent compared with 54.26 percent in the previous quarter and 55.22 percent in the same quarter last year.

The effective tax rate for the first quarter of 2020 was 17.68 percent compared with 21.15 percent in the previous quarter and 18.85 percent during the same quarter last year. There were no significant items impacting the tax rate during the first quarter of 2020 or the fourth quarter of 2019. The first quarter of 2019 included tax benefits of $1.9 million related to a commercial customer’s exercise of an early-buy-out option on a leveraged lease.

The Company’s business segments are defined as Consumer Banking, Commercial Banking, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information is included in Table 13.

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Bank of Hawaii Corporation First Quarter 2020 Financial Results      Page 3

Asset Quality

The Company’s asset quality remained stable during the first quarter of 2020. Total non-performing assets were $20.6 million at March 31, 2020, compared with $20.1 million at December 31, 2019 and $17.9 million at March 31, 2019. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.18 percent at the end of the first quarter of 2020, compared with 0.18 percent at the end of the fourth quarter of 2019 and 0.17 percent at the end of the first quarter last year.

Accruing loans and leases past due 90 days or more were $8.5 million at March 31, 2020, compared with $8.4 million at December 31, 2019 and $6.1 million at March 31, 2019. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $61.4 million at March 31, 2019 compared with $63.1 million at December 31, 2019 and $48.6 million at March 31, 2019. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the first quarter of 2020 were $3.7 million or 0.14 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $7.2 million during the quarter were partially offset by recoveries of $3.4 million. Net charge-offs during the fourth quarter of 2019 were $3.7 million or 0.13 percent annualized of total average loans and leases outstanding and were comprised of $6.2 million in charge-offs partially offset by recoveries of $2.6 million. Net charge-offs during the first quarter of 2019 were $3.7 million or 0.14 percent annualized of total average loans and leases outstanding and were comprised of $6.8 million in charge-offs partially offset by recoveries of $3.2 million.

The allowance for credit losses was $138.2 million at March 31, 2020, an increase from $110.0 million at December 31, 2019 and $106.0 million at March 31, 2019. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.22 percent at March 31, 2020 compared with 1.00 percent at December 31, 2019 and 1.01 percent at March 31, 2019. The reserve for unfunded commitments was $3.3 million at March 31, 2020 compared with $6.8 million at December 31, 2019 and at March 31, 2019. Details of loan and lease charge-offs, recoveries, and components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets increased to $18.54 billion at March 31, 2020 compared with $18.10 billion at December 31, 2019 and $17.45 billion at March 31, 2019. Average total assets were $18.22 billion during the first quarter of 2020, an increase from $17.82 billion during the fourth quarter of 2019 and $17.24 billion in the first quarter of 2019.

The investment securities portfolio was $5.69 billion at March 31, 2020 compared with $5.66 billion at December 31, 2019 and $5.53 billion at March 31, 2019. The portfolio at March 31, 2020 remains largely comprised of securities issued by U.S. government agencies and includes $3.00 billion in securities held to maturity and $2.68 billion in securities available for sale.

Total loans and leases were $11.35 billion at March 31, 2020, an increase of 3.3 percent from $10.99 billion at December 31, 2019 and up 7.6 percent from $10.55 billion at March 31, 2019. Average total loans were $11.06 billion during the first quarter of 2020, an increase from $10.88 billion during the fourth quarter of 2019 and $10.47 billion in the first quarter of 2019.

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Bank of Hawaii Corporation First Quarter 2020 Financial Results       Page 4

The commercial portfolio grew to $4.53 billion at the end of the first quarter of 2020, an increase of 7.5 percent from $4.21 billion at the end of the fourth quarter of 2019 and up 13.3 percent from $4.00 billion at the end of the first quarter last year. Consumer loans grew to $6.82 billion at March 31, 2020, an increase of 0.7 percent from $6.78 billion at the end of the fourth quarter of 2019 and up 4.2 percent from consumer loans of $6.55 billion at the end of the first quarter last year.

Total deposits were $16.06 billion at March 31, 2020, an increase of 1.7 percent from $15.78 billion at December 31, 2019 and up 5.2 percent from total deposits of $15.27 billion at March 31, 2019. Average total deposits were $15.82 billion during the first quarter of 2020, an increase from $15.44 billion during the fourth quarter of 2019 and $14.97 billion in the first quarter of 2019.

Consumer deposits increased to $8.29 billion at March 31, 2020, an increase of 2.2 percent from $8.12 billion at the end of the fourth quarter of 2019 and up 4.4 percent from $7.94 billion at the end of the first quarter last year. Commercial deposits increased to $6.36 billion at the end of the first quarter of 2020, an increase of 0.5 percent from $6.32 billion at the end of the fourth quarter of 2019 and up 3.2 percent from $6.16 billion at the end of the first quarter last year. Other deposits, including public funds, were $1.40 billion at March 31, 2020, an increase of 4.5 percent from $1.34 billion at December 31, 2019 and up 20.8 percent from $1.16 billion at March 31, 2019. Deposit balances are summarized in Tables 7 and 10.

Total shareholders’ equity was $1.33 billion at March 31, 2020, up from $1.29 billion at December 31, 2019 and up from $1.27 billion at March 31, 2019. The Tier 1 Capital Ratio was 11.85 percent at March 31, 2020 compared with 12.18 percent at December 31, 2019 and 12.75 percent at March 31, 2019. The Tier 1 Leverage Ratio at March 31, 2020 was 7.14 percent compared with 7.25 percent at December 31, 2019 and 7.46 percent at March 31, 2019.

During the first quarter of 2020, the Company repurchased 156.4 thousand shares of common stock at a total cost of $14.0 million under its share repurchase program. The average cost was $89.32 per share repurchased. Due to the uncertainty related to the COVID-19 pandemic, the Company temporarily suspended the share repurchase program on March 17, 2020. From the beginning of the share repurchase program initiated during July 2001 through March 16, 2020, the Company has repurchased 57.1 million shares and returned over $2.3 billion to shareholders at an average cost of $40.51 per share. Remaining buyback authority under the share repurchase program was $113.1 million at March 31, 2020.

The Company’s Board of Directors declared a quarterly cash dividend of $0.67 per share on the Company’s outstanding shares. The dividend will be payable on June 12, 2020 to shareholders of record at the close of business on May 29, 2020.

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Daylight Time (8:00 a.m. Hawaii Time). The conference call will be accessible via teleconference and the call and presentation materials will be available via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. TThe toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, April 20, 2020. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the conference ID 4256888 when prompted. In addition, a replay will be available on the Company's website, www.boh.com.

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Bank of Hawaii Corporation First Quarter 2020 Financial Results       Page 5

Forward-Looking Statements

This news release including supplemental materials and other statements made by the Company in connection with it may contain "forward-looking statements," such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission. We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s website, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019
For the Period:
Operating Results
Net Interest Income	$125,966	$123,885	$124,837
Provision for Credit Losses	33,600	4,750	3,000
Total Noninterest Income	46,149	47,702	43,679
Total Noninterest Expense	96,312	93,096	93,057
Net Income	34,742	58,143	58,799
Basic Earnings Per Share	0.88	1.46	1.44
Diluted Earnings Per Share	0.87	1.45	1.43
Dividends Declared Per Share	0.67	0.67	0.62

Performance Ratios
Return on Average Assets	0.77%	1.29%	1.38%
Return on Average Shareholders' Equity	10.64	17.84	18.81
Efficiency Ratio [1]	55.96	54.26	55.22
Net Interest Margin [2]	2.96	2.95	3.12
Dividend Payout Ratio [3]	76.14	45.89	43.06
Average Shareholders' Equity to Average Assets	7.21	7.26	7.35

Average Balances
Average Loans and Leases	$11,060,707	$10,878,672	$10,467,321
Average Assets	18,222,602	17,821,004	17,236,059
Average Deposits	15,817,745	15,441,097	14,971,404
Average Shareholders' Equity	1,313,848	1,292,930	1,267,438

Per Share of Common Stock
Book Value	$33.20	$32.14	$30.91
Tangible Book Value	32.41	31.35	30.14
Market Value
Closing	54.91	95.16	78.87
High	95.53	95.68	83.94
Low	46.70	81.29	66.54

	March 31,	December 31,	March 31,
	2020	2019	2019
As of Period End:
Balance Sheet Totals
Loans and Leases	$11,352,780	$10,990,892	$10,548,609
Total Assets	18,542,233	18,095,496	17,446,413
Total Deposits	16,055,361	15,784,482	15,267,310
Other Debt	60,545	85,565	110,624
Total Shareholders' Equity	1,327,929	1,286,832	1,269,690

Asset Quality
Non-Performing Assets	$20,604	$20,117	$17,925
Allowance for Credit Losses	138,150	110,027	106,023
Allowance to Loans and Leases Outstanding	1.22%	1.00%	1.01%

Capital Ratios [4]
Common Equity Tier 1 Capital Ratio	11.85%	12.18%	12.75%
Tier 1 Capital Ratio	11.85	12.18	12.75
Total Capital Ratio	13.10	13.28	13.87
Tier 1 Leverage Ratio	7.14	7.25	7.46
Total Shareholders' Equity to Total Assets	7.16	7.11	7.28
Tangible Common Equity to Tangible Assets [5]	7.00	6.95	7.11
Tangible Common Equity to Risk-Weighted Assets [5]	11.85	11.85	12.28

Non-Financial Data
Full-Time Equivalent Employees	2,094	2,124	2,112
Branches	67	68	69
ATMs	382	387	385

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] The Company has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the US banking agencies’ March 2020 interim final rule.

[5] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2020	2019	2019

Total Shareholders' Equity		$1,327,929	$1,286,832	$1,269,690
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,296,412	$1,255,315	$1,238,173

Total Assets		$18,542,233	$18,095,496	$17,446,413
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$18,510,716	$18,063,979	$17,414,896

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$10,941,909	$10,589,061	$10,079,858

Total Shareholders' Equity to Total Assets		7.16%	7.11%	7.28%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.00%	6.95%	7.11%

Tier 1 Capital Ratio		11.85%	12.18%	12.75%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		11.85%	11.85%	12.28%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019
Interest Income
Interest and Fees on Loans and Leases	$108,210	$109,223	$108,511
Income on Investment Securities
Available-for-Sale	16,711	16,158	13,432
Held-to-Maturity	19,252	18,750	21,921
Deposits	9	8	15
Funds Sold	546	723	1,444
Other	218	239	319
Total Interest Income	144,946	145,101	145,642
Interest Expense
Deposits	14,260	16,407	15,284
Securities Sold Under Agreements to Repurchase	4,025	4,071	4,571
Funds Purchased	72	25	157
Short-Term Borrowings	39	—	36
Other Debt	584	713	757
Total Interest Expense	18,980	21,216	20,805
Net Interest Income	125,966	123,885	124,837
Provision for Credit Losses	33,600	4,750	3,000
Net Interest Income After Provision for Credit Losses	92,366	119,135	121,837
Noninterest Income
Trust and Asset Management	10,915	11,157	10,761
Mortgage Banking	2,695	3,199	2,287
Service Charges on Deposit Accounts	7,451	7,835	7,364
Fees, Exchange, and Other Service Charges	13,200	14,533	14,208
Investment Securities Gains (Losses), Net	(970)	(906)	(835)
Annuity and Insurance	928	1,272	2,578
Bank-Owned Life Insurance	1,580	1,879	1,710
Other	10,350	8,733	5,606
Total Noninterest Income	46,149	47,702	43,679
Noninterest Expense
Salaries and Benefits	54,463	51,664	56,586
Net Occupancy	8,955	8,824	7,594
Net Equipment	8,456	7,930	6,833
Data Processing	4,788	4,828	4,526
Professional Fees	3,208	3,257	2,453
FDIC Insurance	1,456	1,376	1,269
Other	14,986	15,217	13,796
Total Noninterest Expense	96,312	93,096	93,057
Income Before Provision for Income Taxes	42,203	73,741	72,459
Provision for Income Taxes	7,461	15,598	13,660
Net Income	$34,742	$58,143	$58,799
Basic Earnings Per Share	$0.88	$1.46	$1.44
Diluted Earnings Per Share	$0.87	$1.45	$1.43
Dividends Declared Per Share	$0.67	$0.67	$0.62
Basic Weighted Average Shares	39,681,611	39,880,619	40,938,318
Diluted Weighted Average Shares	39,916,986	40,179,016	41,213,453

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Net Income	$34,742	$58,143	$58,799
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	41,559	(5,856)	6,919
Defined Benefit Plans	374	(3,482)	246
Other Comprehensive Income (Loss)	41,933	(9,338)	7,165
Comprehensive Income	$76,675	$48,805	$65,964

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Assets
Interest-Bearing Deposits in Other Banks	$6,346	$4,979	$3,550
Funds Sold	96,898	254,574	243,867
Investment Securities
Available-for-Sale	2,681,049	2,619,003	1,859,256
Held-to-Maturity (Fair Value of $3,104,020; $3,062,882; and $3,637,496)	3,004,139	3,042,294	3,668,811
Loans Held for Sale	20,789	39,062	17,909
Loans and Leases	11,352,780	10,990,892	10,548,609
Allowance for Credit Losses	(138,150)	(110,027)	(106,023)
Net Loans and Leases	11,214,630	10,880,865	10,442,586
Total Earning Assets	17,023,851	16,840,777	16,235,979
Cash and Due from Banks	453,465	299,105	293,871
Premises and Equipment, Net	196,228	188,388	159,344
Operating Lease Right-of-Use Assets	98,695	100,838	104,166
Accrued Interest Receivable	46,996	46,476	52,820
Foreclosed Real Estate	2,506	2,737	3,225
Mortgage Servicing Rights	22,537	25,022	24,149
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	289,536	287,962	285,155
Other Assets	376,902	272,674	256,187
Total Assets	$18,542,233	$18,095,496	$17,446,413

Liabilities
Deposits
Noninterest-Bearing Demand	$4,378,918	$4,489,525	$4,595,915
Interest-Bearing Demand	3,261,101	3,127,205	2,961,444
Savings	6,670,530	6,365,321	5,946,881
Time	1,744,812	1,802,431	1,763,070
Total Deposits	16,055,361	15,784,482	15,267,310
Funds Purchased	75,000	—	—
Short-Term Borrowings	75,000	—	—
Securities Sold Under Agreements to Repurchase	603,206	604,306	504,299
Other Debt	60,545	85,565	110,624
Operating Lease Liabilities	106,180	108,210	111,230
Retirement Benefits Payable	44,124	44,504	40,343
Accrued Interest Payable	7,932	8,040	8,474
Taxes Payable and Deferred Taxes	32,793	16,085	29,935
Other Liabilities	154,163	157,472	104,508
Total Liabilities	17,214,304	16,808,664	16,176,723
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2020 - 58,251,725 / 39,996,510;
December 31, 2019 - 58,166,910 / 40,039,695;
and March 31, 2019 - 58,166,535 / 41,078,688)	579	579	578
Capital Surplus	584,392	582,566	574,594
Accumulated Other Comprehensive Loss	10,821	(31,112)	(43,878)
Retained Earnings	1,773,607	1,761,415	1,674,264
Treasury Stock, at Cost (Shares: March 31, 2020 - 18,255,215;
December 31, 2019 - 18,127,215; and March 31, 2019 - 17,087,847)	(1,041,470)	(1,026,616)	(935,868)
Total Shareholders' Equity	1,327,929	1,286,832	1,269,690
Total Liabilities and Shareholders' Equity	$18,542,233	$18,095,496	$17,446,413

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
	Common Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2019	40,039,695	$579	$582,566	$(31,112)	$1,761,415	$(1,026,616)	$1,286,832
Net Income	—	—	—	—	34,742	—	34,742
Other Comprehensive Income	—	—	—	41,933	—	—	41,933
Cumulative Change in Accounting Principle	—	—	—	—	3,632	—	3,632
Share-Based Compensation	—	—	1,497	—	—	—	1,497
Common Stock Issued under Purchase and Equity
Compensation Plans	154,091	—	329	—	653	2,779	3,761
Common Stock Repurchased	(197,276)	—	—	—	—	(17,633)	(17,633)
Cash Dividends Declared ($0.67 per share)	—	—	—	—	(26,835)	—	(26,835)
Balance as of March 31, 2020	39,996,510	$579	$584,392	$10,821	$1,773,607	$(1,041,470)	$1,327,929

Balance as of December 31, 2018	41,499,898	$577	$571,704	$(51,043)	$1,641,314	$(894,352)	$1,268,200
Net Income	—	—	—	—	58,799	—	58,799
Other Comprehensive Income	—	—	—	7,165	—	—	7,165
Share-Based Compensation	—	—	2,274	—	—	—	2,274
Common Stock Issued under Purchase and Equity
Compensation Plans	131,529	1	616	—	(203)	1,673	2,087
Common Stock Repurchased	(552,739)	—	—	—	—	(43,189)	(43,189)
Cash Dividends Declared ($0.62 per share)	—	—	—	—	(25,646)	—	(25,646)
Balance as of March 31, 2019	41,078,688	$578	$574,594	$(43,878)	$1,674,264	$(935,868)	$1,269,690

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$1.4	$—	2.36%	$3.4	$—	0.90%	$3.0	$—	2.05%
Funds Sold	152.8	0.6	1.41	177.7	0.7	1.59	241.6	1.5	2.39
Investment Securities
Available-for-Sale
Taxable	2,702.4	16.4	2.43	2,578.3	15.9	2.46	1,595.8	11.5	2.90
Non-Taxable	32.4	0.4	4.40	33.4	0.4	4.35	279.1	2.4	3.45
Held-to-Maturity
Taxable	3,036.2	18.9	2.50	2,994.7	18.4	2.46	3,373.5	20.5	2.43
Non-Taxable	54.7	0.4	2.67	61.7	0.4	2.70	234.1	1.8	3.15
Total Investment Securities	5,825.7	36.1	2.48	5,668.1	35.1	2.47	5,482.5	36.2	2.65
Loans Held for Sale	23.2	0.2	3.54	31.0	0.3	3.67	12.4	0.1	4.35
Loans and Leases [1]
Commercial and Industrial	1,409.3	13.2	3.77	1,356.1	13.3	3.90	1,357.8	15.3	4.57
Commercial Mortgage	2,549.4	25.1	3.96	2,479.7	25.5	4.08	2,310.4	24.9	4.36
Construction	213.2	2.5	4.65	179.1	2.1	4.73	150.4	1.9	5.08
Commercial Lease Financing	111.4	0.5	1.95	135.4	0.8	2.38	160.9	0.9	2.28
Residential Mortgage	3,895.4	36.9	3.79	3,850.4	36.7	3.81	3,680.2	35.5	3.86
Home Equity	1,680.2	15.2	3.64	1,683.4	15.7	3.70	1,690.0	16.1	3.87
Automobile	721.0	6.4	3.56	715.2	6.5	3.59	668.2	6.0	3.66
Other [2]	480.8	8.4	7.06	479.4	8.5	7.02	449.4	7.9	7.13
Total Loans and Leases	11,060.7	108.2	3.93	10,878.7	109.1	3.99	10,467.3	108.5	4.18
Other	34.3	0.2	2.54	34.9	0.2	2.74	35.5	0.3	3.60
Total Earning Assets [3]	17,098.1	145.3	3.41	16,793.8	145.4	3.45	16,242.3	146.6	3.64
Cash and Due from Banks	278.8			222.2			240.8
Other Assets	845.7			805.0			753.0
Total Assets	$18,222.6			$17,821.0			$17,236.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,110.0	1.0	0.12	$2,990.3	1.0	0.14	$2,939.9	1.5	0.20
Savings	6,502.4	7.1	0.44	6,245.0	8.0	0.51	5,760.8	6.7	0.47
Time	1,743.0	6.2	1.43	1,842.3	7.4	1.59	1,703.4	7.1	1.69
Total Interest-Bearing Deposits	11,355.4	14.3	0.51	11,077.6	16.4	0.59	10,404.1	15.3	0.60
Short-Term Borrowings	57.8	0.1	0.76	5.8	—	1.66	31.1	0.2	2.49
Securities Sold Under Agreements to Repurchase	604.1	4.0	2.64	604.3	4.1	2.64	504.3	4.6	3.63
Other Debt	66.9	0.6	3.51	106.2	0.7	2.67	120.0	0.7	2.55
Total Interest-Bearing Liabilities	12,084.2	19.0	0.63	11,793.9	21.2	0.71	11,059.5	20.8	0.76
Net Interest Income		$126.3			$124.2			$125.8
Interest Rate Spread			2.78%			2.74%			2.88%
Net Interest Margin			2.96%			2.95%			3.12%
Noninterest-Bearing Demand Deposits	4,462.3			4,363.5			4,567.3
Other Liabilities	362.3			370.7			341.9
Shareholders' Equity	1,313.8			1,292.9			1,267.4
Total Liabilities and Shareholders' Equity	$18,222.6			$17,821.0			$17,236.1

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $357,000, $352,000, and $981,000 for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2020
	Compared to December 31, 2019
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$—	$(0.1)
Investment Securities
Available-for-Sale
Taxable	0.7	(0.2)	0.5
Held-to-Maturity
Taxable	0.2	0.3	0.5
Total Investment Securities	0.9	0.1	1.0
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	0.4	(0.5)	(0.1)
Commercial Mortgage	0.5	(0.9)	(0.4)
Construction	0.4	—	0.4
Commercial Lease Financing	(0.1)	(0.2)	(0.3)
Residential Mortgage	0.5	(0.3)	0.2
Home Equity	(0.1)	(0.4)	(0.5)
Automobile	—	(0.1)	(0.1)
Other [2]	—	(0.1)	(0.1)
Total Loans and Leases	1.6	(2.5)	(0.9)
Total Change in Interest Income	2.3	(2.4)	(0.1)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(0.1)	—
Savings	0.3	(1.2)	(0.9)
Time	(0.4)	(0.8)	(1.2)
Total Interest-Bearing Deposits	—	(2.1)	(2.1)
Short-Term Borrowings	0.1	—	0.1
Securities Sold Under Agreements to Repurchase	(0.1)	—	(0.1)
Other Debt	(0.3)	0.2	(0.1)
Total Change in Interest Expense	(0.3)	(1.9)	(2.2)

Change in Net Interest Income	$2.6	$(0.5)	$2.1

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2020
	Compared to March 31, 2019
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.4)	$(0.5)	$(0.9)
Investment Securities
Available-for-Sale
Taxable	7.0	(2.1)	4.9
Non-Taxable	(2.5)	0.5	(2.0)
Held-to-Maturity
Taxable	(2.2)	0.6	(1.6)
Non-Taxable	(1.2)	(0.2)	(1.4)
Total Investment Securities	1.1	(1.2)	(0.1)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	0.6	(2.7)	(2.1)
Commercial Mortgage	2.5	(2.3)	0.2
Construction	0.8	(0.2)	0.6
Commercial Lease Financing	(0.3)	(0.1)	(0.4)
Residential Mortgage	2.1	(0.7)	1.4
Home Equity	(0.1)	(0.8)	(0.9)
Automobile	0.5	(0.1)	0.4
Other [2]	0.6	(0.1)	0.5
Total Loans and Leases	6.7	(7.0)	(0.3)
Other	—	(0.1)	(0.1)
Total Change in Interest Income	7.5	(8.8)	(1.3)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(0.6)	(0.5)
Savings	0.9	(0.5)	0.4
Time	0.2	(1.1)	(0.9)
Total Interest-Bearing Deposits	1.2	(2.2)	(1.0)
Short-Term Borrowings	0.1	(0.2)	(0.1)
Securities Sold Under Agreements to Repurchase	0.8	(1.4)	(0.6)
Other Debt	(0.4)	0.3	(0.1)
Total Change in Interest Expense	1.7	(3.5)	(1.8)

Change in Net Interest Income	$5.8	$(5.3)	$0.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2020	2019
Salaries	$33,486	$33,465	$32,480
Incentive Compensation	245	4,864	5,904
Share-Based Compensation	1,291	1,475	3,079
Commission Expense	1,374	2,080	930
Retirement and Other Benefits	4,706	4,279	5,107
Payroll Taxes	4,543	2,386	4,247
Medical, Dental, and Life Insurance	4,142	2,903	4,465
Separation Expense	4,676	212	374
Total Salaries and Benefits	$54,463	$51,664	$56,586

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Commercial
Commercial and Industrial	$1,558,232	$1,379,152	$1,361,011	$1,408,729	$1,331,345
Commercial Mortgage	2,616,243	2,518,051	2,477,296	2,411,289	2,381,213
Construction	245,390	194,170	154,754	119,228	132,775
Lease Financing	110,704	122,454	163,672	163,070	154,919
Total Commercial	4,530,569	4,213,827	4,156,733	4,102,316	4,000,252
Consumer
Residential Mortgage	3,928,183	3,891,100	3,846,511	3,785,006	3,702,553
Home Equity	1,692,154	1,676,073	1,681,951	1,694,577	1,698,666
Automobile	716,214	720,286	713,424	703,523	676,730
Other [1]	485,660	489,606	482,679	473,707	470,408
Total Consumer	6,822,211	6,777,065	6,724,565	6,656,813	6,548,357
Total Loans and Leases	$11,352,780	$10,990,892	$10,881,298	$10,759,129	$10,548,609

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Consumer	$8,294,464	$8,118,494	$7,893,454	$7,880,284	$7,944,793
Commercial	6,358,583	6,324,214	6,153,492	6,178,984	6,162,042
Public and Other	1,402,314	1,341,774	1,293,806	1,429,553	1,160,475
Total Deposits	$16,055,361	$15,784,482	$15,340,752	$15,488,821	$15,267,310

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$634	$830	$573	$552	$393
Commercial Mortgage	9,048	9,244	11,088	11,310	5,911
Total Commercial	9,682	10,074	11,661	11,862	6,304
Consumer
Residential Mortgage	4,330	4,125	4,258	4,697	5,599
Home Equity	4,086	3,181	2,787	2,486	2,797
Total Consumer	8,416	7,306	7,045	7,183	8,396
Total Non-Accrual Loans and Leases	18,098	17,380	18,706	19,045	14,700
Foreclosed Real Estate	2,506	2,737	2,939	2,737	3,225
Total Non-Performing Assets	$20,604	$20,117	$21,645	$21,782	$17,925

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$81	$—	$66
Total Commercial	—	—	81	—	66
Consumer
Residential Mortgage	$3,024	$1,839	$2,032	$1,859	$903
Home Equity	3,426	4,125	2,320	2,981	3,381
Automobile	866	949	582	607	734
Other [1]	1,205	1,493	1,076	963	1,033
Total Consumer	8,521	8,406	6,010	6,410	6,051
Total Accruing Loans and Leases Past Due 90 Days or More	$8,521	$8,406	$6,091	$6,410	$6,117
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$61,425	$63,103	$46,178	$48,563	$48,571
Total Loans and Leases	$11,352,780	$10,990,892	$10,881,298	$10,759,129	$10,548,609

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.16%	0.16%	0.17%	0.18%	0.14%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.18%	0.18%	0.20%	0.20%	0.17%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and
Leases and Commercial Foreclosed Real Estate	0.21%	0.24%	0.28%	0.29%	0.16%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.16%	0.15%	0.15%	0.15%	0.18%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.26%	0.26%	0.25%	0.26%	0.23%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$20,117	$21,645	$21,782	$17,925	$12,930
Additions	1,754	883	1,035	6,186	8,217
Reductions
Payments	(315)	(495)	(984)	(441)	(989)
Return to Accrual Status	(437)	(1,673)	—	(1,344)	(316)
Sales of Foreclosed Real Estate	(231)	(201)	—	(374)	—
Charge-offs/Write-downs	(284)	(42)	(188)	(170)	(1,917)
Total Reductions	(1,267)	(2,411)	(1,172)	(2,329)	(3,222)
Balance at End of Quarter	$20,604	$20,117	$21,645	$21,782	$17,925

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Balance at Beginning of Period	$116,849	$115,758	$113,515
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(693)	(307)	(370)
Commercial Mortgage	—	—	(1,616)
Consumer
Residential Mortgage	(20)	(50)	(4)
Home Equity	—	(245)	(295)
Automobile	(2,500)	(1,990)	(1,753)
Other [1]	(3,964)	(3,651)	(2,790)
Total Loans and Leases Charged-Off	(7,177)	(6,243)	(6,828)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	289	293	501
Commercial Mortgage	40	—	—
Consumer
Residential Mortgage	263	699	484
Home Equity	976	577	588
Automobile	1,005	512	881
Other [1]	864	503	704
Total Recoveries on Loans and Leases Previously Charged-Off	3,437	2,584	3,158
Net Loans and Leases Charged-Off	(3,740)	(3,659)	(3,670)
Provision for Credit Losses	33,600	4,750	3,000
Provision for Unfunded Commitments	(170)	—	—
Balance at End of Period [2]	$141,467	$116,849	$112,845

Components
Allowance for Credit Losses	$138,150	$110,027	$106,023
Reserve for Unfunded Commitments	3,317	6,822	6,822
Total Reserve for Credit Losses	$141,467	$116,849	$112,845

Average Loans and Leases Outstanding	$11,060,707	$10,878,672	$10,467,321

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.14%	0.13%	0.14%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding	1.22%	1.00%	1.01%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13

	Consumer	Commercial	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	and Other	Total
Three Months Ended March 31, 2020
Net Interest Income	$73,661	$45,986	$6,319	$125,966
Provision for Credit Losses	3,545	290	29,765	33,600
Net Interest Income After Provision for Credit Losses	70,116	45,696	(23,446)	92,366
Noninterest Income	32,590	11,735	1,824	46,149
Noninterest Expense	(70,900)	(17,298)	(8,114)	(96,312)
Income Before Provision for Income Taxes	31,806	40,133	(29,736)	42,203
Provision for Income Taxes	(7,984)	(9,760)	10,283	(7,461)
Net Income	$23,822	$30,373	$(19,453)	$34,742
Total Assets as of March 31, 2020	$7,385,185	$4,584,040	$6,573,008	$18,542,233

Three Months Ended March 31, 2019 [1]
Net Interest Income	$76,352	$47,290	$1,195	$124,837
Provision for Credit Losses	2,224	1,446	(670)	3,000
Net Interest Income After Provision for Credit Losses	74,128	45,844	1,865	121,837
Noninterest Income	34,478	7,061	2,140	43,679
Noninterest Expense	(69,427)	(20,955)	(2,675)	(93,057)
Income Before Provision for Income Taxes	39,179	31,950	1,330	72,459
Provision for Income Taxes	(9,834)	(6,002)	2,176	(13,660)
Net Income	$29,345	$25,948	$3,506	$58,799
Total Assets as of March 31, 2019 [1]	$6,796,106	$4,004,176	$6,646,131	$17,446,413

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019	2019	2019
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$108,210	$109,223	$110,877	$110,401	$108,511
Income on Investment Securities
Available-for-Sale	16,711	16,158	17,512	15,072	13,432
Held-to-Maturity	19,252	18,750	18,796	22,149	21,921
Deposits	9	8	9	9	15
Funds Sold	546	723	656	730	1,444
Other	218	239	233	210	319
Total Interest Income	144,946	145,101	148,083	148,571	145,642
Interest Expense
Deposits	14,260	16,407	18,055	18,628	15,284
Securities Sold Under Agreements to Repurchase	4,025	4,071	4,257	4,623	4,571
Funds Purchased	72	25	146	512	157
Short-Term Borrowings	39	—	1	1	36
Other Debt	584	713	728	710	757
Total Interest Expense	18,980	21,216	23,187	24,474	20,805
Net Interest Income	125,966	123,885	124,896	124,097	124,837
Provision for Credit Losses	33,600	4,750	4,250	4,000	3,000
Net Interest Income After Provision for Credit Losses	92,366	119,135	120,646	120,097	121,837
Noninterest Income
Trust and Asset Management	10,915	11,157	10,930	11,385	10,761
Mortgage Banking	2,695	3,199	4,864	3,336	2,287
Service Charges on Deposit Accounts	7,451	7,835	7,592	7,283	7,364
Fees, Exchange, and Other Service Charges	13,200	14,533	14,900	14,252	14,208
Investment Securities Gains (Losses), Net	(970)	(906)	(1,469)	(776)	(835)
Annuity and Insurance	928	1,272	1,278	1,806	2,578
Bank-Owned Life Insurance	1,580	1,879	1,647	1,779	1,710
Other	10,350	8,733	6,765	6,385	5,606
Total Noninterest Income	46,149	47,702	46,507	45,450	43,679
Noninterest Expense
Salaries and Benefits	54,463	51,664	54,345	53,511	56,586
Net Occupancy	8,955	8,824	8,803	8,579	7,594
Net Equipment	8,456	7,930	7,637	6,895	6,833
Data Processing	4,788	4,828	4,676	4,727	4,526
Professional Fees	3,208	3,257	2,184	2,177	2,453
FDIC Insurance	1,456	1,376	1,257	1,290	1,269
Other	14,986	15,217	21,447	15,546	13,796
Total Noninterest Expense	96,312	93,096	100,349	92,725	93,057
Income Before Provision for Income Taxes	42,203	73,741	66,804	72,822	72,459
Provision for Income Taxes	7,461	15,598	14,752	15,903	13,660
Net Income	$34,742	$58,143	$52,052	$56,919	$58,799

Basic Earnings Per Share	$0.88	$1.46	$1.30	$1.40	$1.44
Diluted Earnings Per Share	$0.87	$1.45	$1.29	$1.40	$1.43

Balance Sheet Totals
Loans and Leases	$11,352,780	$10,990,892	$10,881,298	$10,759,129	$10,548,609
Total Assets	18,542,233	18,095,496	17,672,140	17,688,845	17,446,413
Total Deposits	16,055,361	15,784,482	15,340,752	15,488,821	15,267,310
Total Shareholders' Equity	1,327,929	1,286,832	1,291,490	1,285,948	1,269,690

Performance Ratios
Return on Average Assets	0.77%	1.29%	1.17%	1.31%	1.38%
Return on Average Shareholders' Equity	10.64	17.84	16.02	17.97	18.81
Efficiency Ratio [1]	55.96	54.26	58.55	54.69	55.22
Net Interest Margin [2]	2.96	2.95	3.01	3.04	3.12

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends					Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 29, 2020		December 31, 2019		December 31, 2018
Hawaii Economic Trends
State General Fund Revenues [1]	$1,362.3	15.2%	$7,316.5	5.5%	$6,933.1	6.9%
General Excise and Use Tax Revenue [1]	$677.8	5.8%	$3,602.2	5.1%	$3,426.5	2.3%
Jobs [2]	651.2		648.9		649.9

				January 31,	December 31,
(spot rates)				2020	2019	2018
Unemployment [3]
Statewide, seasonally adjusted				2.7%	2.7%	2.6%

Oahu				2.7	2.1	2.2
Island of Hawaii				3.5	2.8	2.9
Maui				2.8	2.2	2.2
Kauai				3.0	2.4	2.3

			March 31,	December 31,
(percentage change, except months of inventory)			2020	2019	2018	2017
Housing Trends (Single Family Oahu) [4]
Median Home Price			—%	(0.1)%	4.6%	2.7%
Home Sales Volume (units)			11.6%	3.9%	(7.7)%	6.3%
Months of Inventory			2.6	2.5	2.8	2.1

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
February 29, 2020				828.1		5.8
January 31, 2020				862.6		5.1
December 31, 2019				954.3		6.0
November 30, 2019				811.4		4.2
October 31, 2019				800.4		4.8
September 30, 2019				741.3		3.5
August 31, 2019				928.2		9.8
July 31, 2019				997.9		6.2
June 30, 2019				951.6		6.1
May 31, 2019				841.4		4.6
April 30, 2019				856.3		6.6
March 31, 2019				939.1		3.9
February 28, 2019				782.7		0.5
January 31, 2019				820.6		3.0
December 31, 2018				900.2		2.3
November 30, 2018				778.5		3.9
October 31, 2018				763.7		3.5
September 30, 2018				716.1		2.2
August 31, 2018				845.1		3.2
July 31, 2018				939.4		5.3
June 30, 2018				897.1		7.3
May 31, 2018				804.1		7.0
April 30, 2018				803.0		6.6
March 31, 2018				903.6		12.5
February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor Statistics
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority